SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 3, 2002.

                             MID-STATE RACEWAY, INC.
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             (Exact name of registrant as specified in its charter)


        New York State             000-01607              15-0555258
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(State or other jurisdiction     (Commission        (IRS Employer
of incorporation)                File Number)       Identification No.)


P.O. Box 860, Ruth Street, Vernon, New York                13476
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 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code     (315) 829-2201
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

On March 29, 2002 Mid-State Raceway, Inc. (the "Company") entered into a loan agreement (the "Agreement") with All Capital, LLC, a Nevada limited liability company whose principal member is Shawn Scott, to borrow $8.5 million dollars. The interest rate on the loan is 15%. The Agreement also provides for a warrant to All Capital, LLC to purchase up to 500,000 shares of common stock for $2.00 per share at a date in the future. Shawn Scott of Nevada, Las Vegas, is the principal member of All Capital, LLC. It is the Company's understanding that Mr. Scott owns approximately 4% of the Company's stock and has contracted to purchase an additional approximately 36% of the Company's stock.

The Agreement was approved by the Company's Board of Directors on March 29, 2002 and the loan was closed on April 1, 2002 with an initial advance of $3,695,000. On March 29, 2002, five directors of the Company resigned and were replaced with five directors who were associated with Shawn Scott. Previously, at the time of closing of a $400,000 loan from Vernon, LLC, a board vacancy was filled by a director associated with Shawn Scott. Shawn Scott is a principal of Vernon, LLC. As a result, six directors associated with Shawn Scott had been elected to the Board on March 29, 2002. However, the New York State Racing & Wagering Board denied licenses to the six directors and, accordingly, Shawn Scott has no directors associated with him on the board of the Company at the present time.

The exclusive purchase option granted to Messrs. Goldfarb, Cherry and Goldberg has not been withdrawn and a shareholder's vote on the matter will be held as soon as a proxy for the meeting is accepted for filing. The All Capital, LLC and Vernon, LLC loans can be repaid and the warrants withdrawn if the exclusive option is approved by the Board of Directors.

Shawn Scott is experienced in the gaming and racing industry. He previously owned Delta Downs, a Louisiana racetrack that he bought for a reported $10 million in 1999 and sold in 2001 for reportedly $137 million.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Mid-State Raceway, Inc.
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                                               (Registrant)


Date:  April 4, 2002                   /s/  JUSTICE M. CHENEY
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                                            (Signature)

                                            Justice M. Cheney
                                            President and Chief
                                            Executive Officer


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